EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 23, 2001 relating to the financial statements of Scient Corporation, which appears in Amendment No. 2 to Scient, Inc.'s Registration Statement on Form S-4 (Registration No. 333-68402) filed on October 11, 2001.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


New York, New York
November 8, 2001